UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2022

CIPHER MINING INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39625	85-1614529
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

1 Vanderbilt Avenue

Floor 54, Suite C

New York, New York 10017

(Address of principal executive offices)

(332) 262 2300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	CIFR	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per whole share	CIFRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 15, 2022, Cipher Mining Inc. (the “Company”) received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, since the Company’s common stock (the “Common Stock”) had closed below Nasdaq’s $1.00 per share minimum bid price requirement for 30 consecutive business days, the Company no longer complies with Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Requirement”) for continued listing. The Nasdaq deficiency letter has no immediate effect on the listing of the Common Stock and it will continue to trade on Nasdaq under the symbol “CIFR.”

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has a period of 180 calendar days, or until June 13, 2023 (the “Compliance Date”), to regain compliance with the Minimum Bid Price Requirement. If at any time before the Compliance Date the bid price for the Common Stock closes at $1.00 per share or more for a minimum of 10 consecutive business days (unless Nasdaq exercises its discretion to extend this ten-day period pursuant to Nasdaq Listing Rule 5810(c)(3)(H)), Nasdaq will provide written notification to the Company that it has regained compliance with the Minimum Bid Price Requirement.

The Company intends to monitor the closing bid price of its Common Stock and may, if appropriate, consider available options to regain compliance with the Minimum Bid Price Requirement. If the Company does not regain compliance with the Minimum Bid Price Requirement before the Compliance Date, the Company may be eligible for an additional 180 calendar day compliance period. To qualify, the Company would need to transfer the listing of the Common Stock to the Nasdaq Capital Market, provided that it meets the continued listing requirement for the market value of publicly held shares and all other initial listing standards, with the exception of the Minimum Bid Price Requirement. To effect such a transfer, the Company would also need to pay an application fee to Nasdaq and provide written notice to Nasdaq of its intention to cure the deficiency during the additional compliance period by effecting a reverse stock split, if necessary. However, there can be no assurance that the Company will be able to regain compliance with such requirement or will otherwise be in compliance with other Nasdaq Listing Rules.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K (the “Report”) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Report that do not relate to matters of historical fact should be considered forward-looking statements, including, but not limited to, statements regarding the Company’s intention to regain compliance with the Minimum Bid Price Requirement and similar expectations, beliefs, plans, objectives, assumptions or projections of the Company. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “forecast,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions (including the negative versions of such words or expressions). Such forward-looking statements are based on management’s expectations, beliefs and forecasts concerning future events impacting the Company. One should carefully consider the risks and uncertainties described in the “Risk Factors” section of the other documents filed by the Company from time to time with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cipher Mining Inc.

Date: December 21, 2022	By:	/s/ Tyler Page
Name: Tyler Page
Title: Chief Executive Officer